Exhibit 99.1

 November 9, 2023 Jackson Financial Inc. Third Quarter 2023 Financial Results

Forward-Looking Statements and Non-GAAP Measures

The information in this document contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this document not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 1, 2023, as Part II, Item 7 was recast to reflect the adoption of LDTI in our Current Report on Form 8-K filed May 10, 2023, and elsewhere in Jackson Financial Inc.’s filings filed with the U.S. Securities and Exchange Commission. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this document consists of non-GAAP (Generally Accepted Accounting Principles) financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this document. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found under “Non-GAAP Financial Measures” in the Appendix of this document.

Certain financial data included in this document consists of statutory accounting principles (“statutory”) financial measures, including “total adjusted capital.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and available in the investor relations section of the Company’s website at https://investors.jackson.com/financials/statutory-filings.

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Oct 2021 Dec 2021 Mar 2022 Jun 2022 Sep 2022 Dec 2022 Mar 2023 Jun 2023 Sep 2023 Cumulative Capital Return to Common Shareholders JFI has repurchased 18.4 million shares, which equates to 19% of outstanding common shares since separation JFI updates capital return target to $425 - $525m for calendar year 2022 JFI announces increased share repurchase authorization by $300m and increased per share dividend by 10% to $0.55 for 1Q22 March 2, 2022 JFI announces 4Q21 $0.50 per share dividend and $300m share repurchase authorization November 9, 2021 JFI establishes capital return target prior to its spin off – $325 - $425m in the first 12 months as a public company August 6, 2021 $ millions Common Share Repurchase Authorization Share repurchase authorization remaining at YE22 106 February 2023 authorization increase 450 Shares repurchased 3Q23 YTD (188) Remaining Authorization 368 3Q23 YTD Capital Return to Common Shareholder vs. Target 2023 capital return target 450 - 550 Shares repurchased/dividends paid 3Q23 YTD 347 JFI updates capital return target to $450 - $550m for calendar year 2023 JFI announces increased share repurchase authorization by $450m and increased per share dividend by nearly 13% to $0.62 for 1Q23 February 28, 2023 3 $1B+

On Track to Achieve 2023 Financial Targets $450 - $550 million capital return to common shareholders Approximately two years of holding company fixed expenses In the first nine months of 2023, returned $347 million of capital to common shareholders through $188 million in share repurchases and $159 million in dividends Holding company assets (excluding equity in subsidiaries) of nearly $1.4 billion at 3Q23, including cash and highly liquid securities of more than $900 million, which was above the 2023 targeted minimum liquidity buffer of 2x annual holding company expenses 425 - 500% Risk Based Capital (RBC) ratio under normal market conditions Estimated 3Q23 RBC ratio was up from 2Q23 and above target range for normal market conditions 4

Strong Operating and Capital Results Third Quarter 2023 Resilient Earnings Results • Net income attributable to Jackson Financial Inc. common shareholders of $2.8 billion • Adjusted Operating Earnings 1 of $315 million • Adjusted Operating Earnings per common share (Diluted) 1 of $3.80 • Adjusted Operating Earnings per common share, excluding notable items 2 , of $3.77 Strong Capital Position • Operating company estimated Risk Based Capital (RBC) ratio up from 2Q23 and above target range of 425 - 500% Consistent Capital Return • Returned $123 million of capital to common shareholders in 3Q23 through $71 million of share repurchases and $52 million in dividends Capital Efficient Sales Mix • Total retail annuity sales of $3.3 billion • Registered Index - Linked Annuity (RILA) sales of $807 million • Institutional sales of $112 million 1) See the Appendix for the non - GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measure. 2) See slide #7 for details of 3Q23 notable items and adjustment for the impact of the effective tax rate. 5

Growth in Quarterly Earnings and Book Value in 2023 Adjusted Operating Earnings • Adjusted Operating Earnings for 3Q23 of $315 million compared to $376 million for 3Q22, as growth in fee and spread income were more than offset by lower income on operating derivatives, a gain on updating future policy benefits cash flow assumptions in 3Q22 that did not repeat in the current quarter and higher operating and interest expense • Adjusted Operating Earnings per common share (diluted) for 3Q23 of $3.80 Total Common Shareholders’ Equity • Total Common Shareholders’ Equity was $8.9 billion, up from $8.1 billion and $8.6 billion at 2Q23 and YE22, respectively • Adjusted Book Value Attributable to Common Shareholders at 3Q23 of $11.9 billion is up from 2Q23 and YE22 due to non - operating net hedging gains and healthy adjusted operating earnings Adjusted Operating Earnings 1 ($ millions) Adjusted Book Value Attributable to Common Shareholders 1 ($ millions) Key Takeaways 1) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measu re. 6 376 294 271 283 315 3Q22 4Q22 1Q23 2Q23 3Q23 10,935 9,918 8,581 9,554 11,871 3Q22 4Q22 1Q23 2Q23 3Q23

Notable Items
Third Quarter 2023

($ millions, except EPS amounts)	3Q22 Pretax	3Q22 After-tax[1]	3Q22 EPS-Diluted	3Q23 Pretax	3Q23 After-tax[1,2]	3Q23 EPS-Diluted
Adjusted Operating Earnings[3]	414	376	4.28	355	315	3.80
Notable Items Included in Adjusted Operating Earnings						
Out performance/(Under performance) from Limited Partnership Income[4]	(54)	(49)	(0.56)	(13)	(12)	(0.14)

Limited partnership annualized operating return of 7% for 3Q23 compared to a negative 3% during 3Q22[4,5]

Excluding the notable items impact shown above, adjusted pretax operating earnings were $368 million for 3Q23 compared to $468 million for 3Q22

	3Q22 EPS - Diluted	3Q23 EPS - Diluted
Impact from Effective Tax Rate versus a 15% Tax Rate Guidance	0.32	0.17

After adjusting for the impact of the effective tax rate, the diluted EPS excluding notable items was $3.77 per share for 3Q23 compared to $4.52 per share for 3Q22

1) After-tax results for Notable Items were calculated using the corresponding quarter's effective tax rate for adjusted operating earnings (3Q22 of 9.2%; 3Q23 of 8.2%). 2) Includes dividends on preferred stock of $11m. 3) See the Appendix for the non-GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure. 4) Limited Partnership income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. Income from limited partnerships is reported on a one-quarter lag. 5) Total Limited Partnership returns were a positive 3% and a negative 1% for 3Q23 and 3Q22, respectively, if you include non-operating results as well.

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Non-Operating Earnings

3Q23 Pretax Adjusted Operating Earnings Reconciliation


($ millions)
Net Hedge Gain[1]: $2,786 million
355
784
(271)
2,376
45
(148)
(127)
159
303
9
3,485
Pretax adjusted operating earnings (Non-GAAP)[2]
Fees attributable to guarantee benefit reserves
Net movement in freestanding derivatives
Market risk benefits gain, net
Net reserve and embedded derivative movements[3]
Amortization of DAC associated with non-operating items at date of transition to LDTI
Net realized investment losses
Net realized investment gains on funds withheld assets
Net investment income on funds withheld assets
Other
Pretax income attributable to Jackson Financial (U.S. GAAP)

Highlights

- 3Q23 net hedge gain of $2,786 million, primarily due to higher interest rates generating a significant gain in market risk benefits
- Our hedging program seeks to balance three risk management objectives:
  - Protecting against the economic impact of adverse market conditions
  - Protecting statutory capital
  - Stabilizing statutory distributable earnings throughout market cycles
- Our core dynamic hedging program seeks to offset changes in the economic liability associated with variable and registered index-linked annuity guaranteed benefits due to market movements, while our macro hedging program seeks to protect statutory capital under a range of stress scenarios
- We do not directly use hedging to offset the movement in our U.S. GAAP liabilities as market conditions change from period to period, which may result in U.S. GAAP net income volatility

1) Represents non-operating Total Guaranteed Benefits and Hedging Results. 2) See the Appendix for the Non-GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure. 3) Net reserve and embedded derivative movements includes guaranteed benefit claims.

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Segment Results – Retail Annuities[1]

Retail Sales


($ billions)
3.6
3.2
3.1
3.1
3.3
3Q22
4Q22
1Q23
2Q23
3Q23
41%
43%
43%
43%
48%
% w/o lifetime guarantees
VA w/ Lifetime Guarantees
VA w/o Lifetime Guarantees
RILA
FA / FIA

Non-VA Net Flows


($ millions)
635
640
549
568
822
3Q22
4Q22
1Q23
2Q23
3Q23

Recent Trends

- Variable annuity (VA) sales of $2.4 billion in 3Q23 have stabilized over recent quarters in the higher interest rate environment, consistent with consumer preference for protection
- RILA sales of $807 million in 3Q23 up 44% and 49% from 3Q22 and 2Q23, respectively, with an annualized run-rate of over $3 billion
- Sales without lifetime benefits as a percentage of total retail sales increased to nearly 50% in 3Q23
- Disciplined pricing approach continues with fixed (FA) and fixed index (FIA) annuity sales of $76 million in 3Q23
- Total Retail Annuity net flows of negative $1.5 billion in 3Q23
  — VA net flows of negative $2.3 billion
  — Positive non-VA (FA/FIA/RILA/Payout Annuities) net flows of $822 million

1) Excludes the FA/FIA business ceded to Athene.

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1.2 3.8 3Q22 3Q23 1.5 1.8 3Q22 3Q23 195 212 3Q22 3Q23 Segment Results – Retail Annuities • Pretax adjusted operating earnings for 3Q23 of $354 million compared to $330 million for 3Q22, driven by improved spread inco me and higher fee income, partially offset by increases in other policyholder benefits, operating and interest expenses, and a loss on operating deriva tiv e compared to a gain in 3Q22 • RILA 3Q23 account value up over 200% when compared to 3Q22 • FA and FIA account value, excluding the business ceded to Athene, up 19% from $1.5 billion at 3Q22 to $1.8 billion at 3Q23 ($ billions) Separate Account General Account Variable Annuity Account Value FA / FIA Account Value ($ billions) 1) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measu re. 10 RILA Account Value ($ billions)

Segment Results – Institutional & Closed Blocks

Institutional Account Value


($ billions)
8.4
2.0
(2.0)
0.3
8.7
3Q22
Sales
Surrenders, Withdrawals, and Benefits
Interest Credited
3Q23

Institutional Highlights

- Pretax adjusted operating earnings[1] of $21 million in 3Q23 broadly in line with $20 million in the year-ago quarter
- Institutional sales of $112 million during 3Q23, reflecting our opportunistic approach to this business
- Institutional account value of $8.7 billion at 3Q23, up from $8.4 billion at 3Q22

Closed Block Reserves


($ billions)
22.6
22.3
22.3
21.9
21.4
3Q22
4Q22
1Q23
2Q23
3Q23

Closed Block Highlights

- Pretax adjusted operating earnings[1] of $6 million in 3Q23, down from $76 million in 3Q22 due to a loss on updating future policy benefits cash flow assumptions compared to a gain in 3Q22, lower income on operating derivatives and higher operating expenses, partially offset by favorable policy reserve movements
- Under LDTI, there will be some volatility in closed block results from quarterly updates of actual versus expected cash flows and annual assumption updates. Results for 3Q23 included an expense of $4 million related to updated cash flows compared to a gain of $36 million in 3Q22.

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1) See the Appendix for the non-GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure

Delivering On Our Capital Management Commitments

On track to achieving 2023 capital return target of $450-$550 million, with $347 million returned YTD

- Returned $123 million to common shareholders in 3Q23 through $71 million of share repurchases and $52 million in dividends
- $368 million remaining on share repurchase authorization as of 3Q23
- Declared 4Q23 dividend of $0.62 per share, payable on December 14, 2023

Operating company estimated RBC ratio up from 2Q23 and above our 425%-500% target range

- Statutory Total Adjusted Capital (TAC) ended 3Q23 at $4.5 billion, up from $3.8 billion at 2Q23 primarily due to base contract cash flows, positive VA net guarantee results, and related tax benefits including deferred tax asset admissibility limits
- Company Action Level (CAL) required capital up slightly during the quarter as a result of equity market and interest rate movements

Holding company assets (excluding equity in subsidiaries) totaled nearly $1.4 billion, including cash and highly liquid securities of more than $0.9 billion, which was above our 2023 targeted minimum liquidity buffer of 2x annual holding company expenses

- Holding company assets include proceeds from our preferred equity issuance in 1Q23, which helped to effectively prefund the Jackson Financial Inc. $600 million senior debt maturity due in November of 2023
- Subsequent to the end of the third quarter, Jackson Financial Inc. (JFI) completed the planned sale of limited partnership assets as described in second quarter results. As a result, on a pro forma basis for this transaction, JFI had nearly $1.4 billion of cash and highly liquid securities

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13 ― Continued progress toward our strategic and operational goals ― Maintained strong balance sheet and robust levels of liquidity ― On track to deliver on 2023 key financial targets ― Well - positioned for continued long - term value creation for shareholders Continue to Execute on Targets and Focus on Shareholder Value Creation 13

Investments

15 ― Conservative underwriting is a consistent theme throughout ― Highly rated and diversified commercial mortgage loan office portfolio, which is less than 2% of the general account portfolio ― Corporate portfolio is concentrated in investment - grade securities 15 High Quality, Diversified Investment Portfolio

U.S. GAAP – Investment Portfolio September 30, 2023 • Market/book ratio of the fixed maturity portfolio is 0.88 • Exposure to below investment grade securities is only 6% 2 of total invested assets, which is almost entirely corporate bonds and loans • Exposure to highly liquid U.S. Treasuries is 9% • 100% of securitized assets are investment grade • 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1 - 2 rated Investment Portfolio Classification 1 Key Highlights 1) Excludes Funds Withheld. 2) includes investments in affiliate CLOs which results in the entire CLO being consolidated for US GAAP reporting purposes. While this results in all of the underlying loans held by the CLO being included in our financial statements, our economic risk is solely limited to our direct investment in the CLO. Excluding these consolidated items, our exposure to be low investment grade securities was 1 % at 9/30/23. $42b 16 U.S government securities 9% Other government securities 2% Corporate securities 53% Residential mortgage - backed <1% Commercial mortgage - backed 3% Other asset - backed securities 5% Equity securities <1% Mortgage loans 17% Policy loans 2% Derivatives 2% Limited Partnerships 6% Other invested assets <1%

U.S government securities 10% Other government securities 2% Corporate securities 54% Residential mortgage - backed <1% Commercial mortgage - backed 3% Other asset - backed securities 5% Equity securities <1% Mortgage loans 17% Policy loans 2% Derivatives <1% Limited Partnerships 3% Other invested assets <1% Statutory – Investment Portfolio September 30, 2023 1) Excludes Funds Withheld. Statutory statement value. Includes Brooke, Squire, Squire II, Jackson and Jackson New York. Investment Portfolio Classification 1 Key Highlights • Market/book ratio of the fixed maturity portfolio is 0.87 • Exposure to below investment grade securities is only 1% which is almost entirely corporate bonds and loans • Exposure to highly liquid U.S. Treasuries is 10% • 95% of securitized assets are rated NAIC 1 • 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1 - 2 rated 17 $41b

Statutory – Fixed Maturity Rating Distribution September 30, 2023 Notes: Excludes Funds Withheld. Statutory statement value based on NAIC ratings. Includes Brooke, Squire, Squire II, Jackson , a nd Jackson New York. $31b 18 US Treasuries 14% NAIC 1A - 1D (AAA - AA - ) 17% NAIC 1E - 1G (A) 33% NAIC 2A - 2C (BBB) 35% NAIC 3A - 3C (BB) 1% NAIC 4A - 4C (B) <1% NAIC 5/6 <0.1%

Statutory – Corporate Portfolio September 30, 2023 1) Excludes Funds Withheld. Based on NAIC expanded ratings and Statement value. Includes Brooke, Squire, Squire II, Jackson, and Jackson New York. Corporate Portfolio Rating Distribution 1 Key Highlights • Market/book ratio of the corporate portfolio is 0.89 • High yield corporates account for 1% of invested assets and 2% of total corporate portfolio • Exposure to BBBs represents 26% of invested assets ‒ Highly diversified across 492 issuers with an average position size of $21m by statement value ‒ 80% of all BBBs are rated BBB or BBB+ ‒ 27% of BBBs are privates, which offer better covenant protection vs. publics $22b 19 AAA: 1% AA: 7% A: 42% BBB: 48% BB: 2% B: <1% CCC and below: <0.1%

NAIC 1A - 1D (AAA - AA - ) 57% NAIC 1E - 1G (A) 35% NAIC 2 (BBB) 8% NAIC 3 (BB) <1% CLOs 47% Structured Settlements 15% Rooftop Solar 10% Tax Liens 8% Whole Business Securitizations 5% Timeshare 4% PDP Wells 3% Music Royalties 2% Single Family Rentals 2% Aircraft 1% Servicer Advance 1% Stranded Utility <1% Other , 1% Statutory – ABS Portfolio September 30, 2023 1) Excludes Funds Withheld. Statement value. Includes Brooke, Squire, Squire II, Jackson and Jackson New York 2) ABS exposure excludes subprime which is included with the RMBS exposure. $2.2b ABS Sector Distribution 1, 2 NAIC Rating Distribution 1 $2.2b 20

AAA 47% AA 30% A 23% BBB <1% Statutory – Collateralized Loan Obligations (CLO) Debt September 30, 2023 1) Excludes Funds Withheld. Based on NAIC expanded ratings and Statement value. Includes Brooke, Squire, Squire II, Jackson, and Ja ckson New York. CLO NAIC Distribution 1 Key Highlights • CLO exposure highly rated with virtually all rated single A or above • Exposure is diversified among 37 different managers and 61 CLOs • Each CLO is diversified, averaging 250 names • High quality CLO tranches are well protected even in severe default cycles $1.1b 21

Statutory – Commercial Mortgage Loan Portfolio[1]

September 30, 2023

CML NAIC Distribution


CM 1
70%
CM 3/4
3%
$7.1b
CM 2
27%

CML Property Type Distribution


Multi-Family
28%
Other
4%
$7.1b
Retail
23%
Hotels
10%
Office
10%
Industrial
25%

Loan-to-Value / Debt Service Coverage[2]

		Debt Service Coverage Ratio				
		>1.5x	1.25x-1.50x	1.0x-1.25x	<1.0x	Total
Loan-to-Value	<60%	59.2%	5.0%	3.1%	0.4%	67.7%
	60-70%	15.6%	2.2%	5.2%	0.9%	23.9%
	70-80%	3.3%	0.8%	0.6%	0.6%	5.4%
	>80%	0.7%	0.4%	1.4%	0.6%	3.0%
	Total	78.8%	8.4%	10.3%	2.5%	100.0%

- Highly diversified with an average loan size of $19m
- 99% are senior/first mortgage loans
- 97% of the portfolio has the highest ratings of CM1-2
- Weighted average loan-to-value based on 2023 internal valuation is 51.6%
- Weighted average debt service coverage is 2.3x
- No delinquencies and no foreclosed/REO at 9/30/23

1) Excludes Funds Withheld. Based on NAIC expanded ratings and Statement value, which is net of specific credit loss reserves of $66 million. Includes Brooke, Squire, Squire II, Jackson, and Jackson New York.
2) Loan-to-value based on internal value based on annual valuation process that uses the latest available property-level data combined with updated market vacancy, rental, and capitalization rates. This valuation process is typically completed by the end of Q3. In addition, loans of elevated concern may be subject to either a broker opinion of value (BOV) or MAI appraisal on an as-needed basis. Percentages may not sum, due to rounding.

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Statutory – Commercial Mortgage Loan Office Exposure[1]

September 30, 2023

NAIC Rating Distribution – Office Exposure



CM 2
14%
$0.7b
CM 1
86%

Loan-to-Value / Debt Service Coverage[2]

Loan-to-Value	Debt Service Coverage Ratio >1.5x	1.25x-1.50x	1.0x-1.25x	<1.0x	Total
<60%	42.2%	0.6%	0.0%	0.0%	42.8%
60-70%	22.6%	1.5%	0.0%	0.8%	24.9%
70-80%	13.6%	0.3%	0.0%	1.0%	14.8%
>80%	3.4%	3.7%	4.6%	5.6%	17.4%
Total	81.8%	6.2%	4.6%	7.4%	100.0%

Key Highlights

- Highly diversified with an average loan size of $14m
- 100% are senior/first mortgage loans
- 100% of the portfolio has the highest two ratings, CM1 and CM2
- Weighted average loan-to-value (LTV) based on 2023 internal valuation is 64.8%
- Weighted average debt service coverage (DSC) is 2.2x
- 91% has a maturity date in 2025 or later

1) Excludes Funds Withheld. Based on NAIC expanded ratings and Statement value, which is net of specific credit loss reserves of $66 million. Includes Brooke, Squire, Squire II, Jackson, and Jackson New York.
2) Loan-to-value based on internal value based on annual valuation process that uses the latest available property-level data combined with updated market vacancy, rental, and capitalization rates. This valuation process is typically completed by the end of Q3. In addition, loans of elevated concern may be subject to either a broker opinion of value (BOV) or MAI appraisal on an as-needed basis. Percentages may not sum, due to rounding.

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Appendix

VA Market Risk Benefits 25 Liability Effect Category Runs Through: Description of Impact Drivers Changes in Interest Rates Net Income Movement in risk free rates (impacts both assumed future separate account returns and discounting of cash flows) Fund Performance Net Income Separate account returns gross of fees Changes in Equity Index Volatility Net Income Movement in implied volatility Expected Policyholder Behavior Net Income Policyholder behavior as assumed in reserving Actual Policyholder Behavior Net Income Difference between actual behavior during the period vs assumptions Time Net Income Effect of passage of time – including reduction to separate account balances from fees, the change in proximity of future cash flows, and impacts to policy features such as bonus credits Changes in Assumptions Net Income Changes in assumptions resulting from annual review Changes in Non - Performance Risk AOCI Changes in Jackson’s own credit spread

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report, selected non-GAAP financial measures. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies. These non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with U.S. GAAP.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Adjusted Operating Earnings equals our Net income (loss) attributable to Jackson Financial Inc. common shareholders (which excludes income attributable to non-controlling interest and dividends on preferred stock) adjusted to eliminate the impact of the items described in the following numbered paragraphs. These items are excluded as they may vary significantly from period to period due to near-term market conditions or are otherwise not directly comparable or reflective of the underlying performance of our business. We believe these exclusions provide investors a better picture of the drivers of our underlying performance.

1) Net Hedging Results: Comprised of: (i) fees attributed to guaranteed benefits; (ii) changes in the fair value of freestanding derivatives used to manage the risk associated with market risk benefits and other guaranteed benefit features; (iii) the movements in reserves, market risk benefits, guaranteed benefit features accounted for as embedded derivative instruments, and related claims and benefit payments; (iv) amortization of the balance of unamortized deferred acquisition costs at the date of transition to current accounting guidance on January 1, 2021 associated with items excluded from adjusted operating earnings prior to transition; and (v) the impact on the valuation of Guaranteed Benefits and Net Hedging Results arising from changes in underlying actuarial assumptions. We believe excluding these items removes the impact to both revenue and related expenses associated with Guaranteed Benefits and Net Hedging Results.

2) Net Realized Investment Gains and Losses: Comprised of: (i) realized investment gains and losses associated with the periodic sales or disposals of securities, excluding those held within our trading portfolio; and (ii) impairments of securities, after adjustment for the non-credit component of the impairment charges.

3) Change in Value of Funds Withheld Embedded Derivative and Net investment income on funds withheld assets: Comprised of (i) the change in fair value of funds withheld embedded derivatives; and (ii) net investment income on funds withheld assets related to funds withheld reinsurance transactions.

4) Other items: Comprised of: (i) the impact of investments that are consolidated in our financial statements due to U.S. GAAP accounting requirements, such as our investments in collateralized loan obligations (CLOs), but for which the consolidation effects are not consistent with our economic interest or exposure to those entities, and (ii) one-time or other non-recurring items, such as costs relating to our separation from Prudential.

Operating income taxes are calculated using the prevailing corporate federal income tax rate of 21% while taking into account any items recognized differently in our financial statements and federal income tax returns, including the dividends received deduction and other tax credits. For interim reporting periods, the Company uses an estimated annual effective tax rate ("ETR") in computing its tax provision including consideration of discrete items.

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Non - GAAP Financial Measures Adjusted Book Value Attributable to Common Shareholders Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income ( Los s) ("AOCI") attributable to Jackson Financial Inc ("JFI"), which does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclud e A OCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are l ong er duration in nature, and therefore we believe period - to - period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to inv estors in analyzing trends in our business. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non - operating earnings from the Athene Reinsurance Transactions resulting in a minimal net impact on Adjusted Book Value of Jackson Financial Inc. Adjusted Operating Return on Equity Attributable to Common Shareholders We use Adjusted Operating Return on Equity (“ROE”) Attributable to Common Shareholders to manage our business and evaluate ou r f inancial performance which: ( i ) excludes items that vary from period - to - period due to accounting treatment under U.S. GAAP or that are non - recurring in nature, as such items may distort the underlying performanc e of our business; and (ii) is calculated by dividing our Adjusted Operating Earnings by average Adjusted Book Value Attributable to Common Shareholders. Adjusted Book Value Attributable to Common Shareholders and Adjusted Operating ROE Attributable to Common Shareholders should no t be used as substitutes for total shareholders’ equity and ROE Attributable to Common Shareholders as calculated using annualized net income and average equity in accordance with U.S. GAAP. However, we be lie ve the adjustments to equity and earnings are useful to gaining an understanding of our overall results of operations. Notable Items Notable items reflect the impact on our results of certain items or events that may or may not have been anticipated and resu lte d in volatility in the company's earnings expectations. The presentation of notable items is intended to help investors better understand our results for the period and to evaluate and forecast those results. 27

Adjusted Operating Earnings Reconciliation

$ millions, except effective tax rate	For the Three Months Ended					For the Nine Months Ended	
	9/30/22	12/31/22	3/31/23	6/30/23	9/30/23	9/30/22	9/30/23
Net income (loss) attributable to Jackson Financial Inc. common shareholders	1,879	(1,150)	(1,497)	1,204	2,762	7,336	2,469
Add: dividends on preferred stock	-	-	-	13	11	-	24
Add: income tax expense (benefit)	657	(385)	(558)	245	712	1,890	399
Pretax income (loss) attributable to Jackson Financial Inc.	2,536	(1,535)	(2,055)	1,462	3,485	9,226	2,892
Non-Operating Adjustments (Income) Loss:							
Guaranteed benefits and hedging results:							
Fees attributable to guarantee benefit reserves	(771)	(777)	(780)	(781)	(784)	(2,300)	(2,345)
Net movement in freestanding derivatives	253	3,862	2,512	1,911	271	(1,118)	4,694
Market risk benefits (gains) losses, net	(913)	(1,900)	(174)	(2,570)	(2,376)	(1,636)	(5,120)
Net reserve and embedded derivative movements	7	175	189	194	(45)	47	338
Amortization of DAC associated with non-operating items at date of transition to LDTI	162	157	153	149	148	501	450
Total guaranteed benefits and hedging results	(1,262)	1,517	1,900	(1,097)	(2,786)	(4,506)	(1,983)
Net realized investment (gains) losses	6	228	68	40	127	131	235
Net realized investment (gains) losses on funds withheld assets	(555)	474	673	134	(159)	(2,660)	648
Net investment income on funds withheld assets	(313)	(317)	(307)	(252)	(303)	(937)	(862)
Other items	2	(47)	23	18	(9)	69	32
Total non-operating adjustments	(2,122)	1,855	2,357	(1,157)	(3,130)	(7,903)	(1,930)
Pre-tax adjusted operating earnings	414	320	302	305	355	1,323	962
Less: operating income tax expense (benefit)	38	26	31	9	29	163	69
Adjusted operating earnings before dividends on preferred stock	376	294	271	296	326	1,160	893
Less: dividends on preferred stock	-	-	-	13	11	-	24
Adjusted operating earnings	376	294	271	283	315	1,160	869
Effective tax rates on adjusted operating earnings	9.2%	8.1%	10.3%	3.0%	8.2%	12.3%	7.2%

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Select U.S. GAAP to Non-GAAP Reconciliation

$ millions, except per share and shares outstanding data	For the Three Months Ended					For the Nine Months Ended	
	9/30/22	12/31/22	3/31/23	6/30/23	9/30/23	9/30/22	9/30/23
Net Income (Loss)	1,868	(1,158)	(1,496)	1,220	2,790	7,387	2,514
Income attributable to non-controlling interest	(11)	(8)	1	3	17	51	21
Net Income (Loss) Attributable to Jackson Financial Inc.	1,879	(1,150)	(1,497)	1,217	2,773	7,336	2,493
Less: Dividends on preferred stock	-	-	-	13	11	-	24
Net Income (Loss) Attributable to Jackson Financial Inc. common shareholders [a]	1,879	(1,150)	(1,497)	1,204	2,762	7,336	2,469
Total Shareholders' Equity	10,219	8,646	8,638	8,652	9,478	10,219	9,478
Less: Preferred Equity	-	-	533	533	533	-	533
Total Common Shareholders' Equity	10,219	8,646	8,105	8,119	8,945	10,219	8,945
Average Common Shareholders' Equity [b]	9,963	9,433	8,376	8,112	8,532	8,940	8,454
Total ROE Attributable to Common Shareholders [a]/[b]; Annualized	75.4%	(48.8)%	(71.5)%	59.4%	129.5%	109.4%	38.9%
Adjusted Operating Earnings [c]	376	294	271	283	315	1,160	869
Adjusted Book Value Attributable to Common Shareholders:							
Total common shareholders' equity	10,219	8,646	8,105	8,119	8,945	10,219	8,945
Exclude AOCI attributable to Jackson Financial Inc.	716	1,272	476	1,435	2,926	716	2,926
Adjusted Book Value Attributable to Common Shareholders	10,935	9,918	8,581	9,554	11,871	10,935	11,871
Average Adjusted Book Value Attributable to Common Shareholders[d]	10,352	10,427	9,250	9,068	10,713	8,725	9,981
Adjusted Operating ROE Attributable to Common Shareholders [c]/[d]; Annualized	14.5%	11.3%	11.7%	12.5%	11.8%	17.7%	11.6%
Per Share Data (Common Shareholders)							
Net income (loss) (basic)	22.08	(13.74)	(18.11)	14.58	33.66	85.18	29.95
Net income (loss) (diluted)[1]	21.38	(13.74)	(18.11)	14.21	33.35	82.13	29.20
Adjusted operating earnings per common share (diluted)	4.28	3.39	3.15	3.34	3.80	12.99	10.28
Book value per common share (diluted)	117.95	100.56	95.70	98.27	110.64	117.95	110.64
Adjusted book value per common share (diluted)	126.21	115.36	101.32	115.63	146.84	126.21	146.84
Shares Outstanding							
Weighted average number of common shares (basic)	85,098,192	83,695,001	82,646,113	82,595,287	82,061,813	86,126,710	82,432,264
Weighted average number of common shares (diluted)	87,895,919	86,807,053	86,082,970	84,754,611	82,821,818	89,325,484	84,541,187
End of period common shares (basic)	83,666,942	82,690,098	81,044,318	81,910,831	80,051,900	83,666,942	80,051,900
End of period common shares (diluted)	86,640,003	85,976,078	84,690,303	82,622,875	80,845,230	86,640,003	80,845,230

1) In a quarter in which if we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted EPS calculation were 3,436,857 and 3,112,052 for the three months ended March 31, 2023, and December 31, 2022, respectively.

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Glossary

Assets Under Management (AUM) – Investment assets that are managed by one of our subsidiaries and includes: (i) the assets in our investment portfolio managed by PPM America, Inc. (“PPM”), which excludes assets held in funds withheld accounts for reinsurance transactions, (ii) third-party assets managed by PPM, including those for our former parent (Prudential) and its affiliates or third parties, and (iii) the separate account assets of our Retail Annuities segment that Jackson National Asset Management LLC (“JNAM”) manages and administers.

Athene Reinsurance Transaction – The funds withheld coinsurance agreement with Athene on June 18, 2020, effective June 1, 2020, to reinsure a 100% quota share of a block of our in-force fixed and fixed index annuity liabilities in exchange for approximately $1.2 billion in ceding commissions.

Deferred Acquisition Cost (DAC) - Represents the incremental costs related directly to the successful acquisition of new, and certain renewal, insurance policies and annuity contracts, which are deferred on the balance sheet as an asset.

Derivative Instruments - Jackson Financial Inc.'s (JFI) business model includes the acceptance, monitoring and mitigation of risk. Specifically, JFI considers, among other factors, exposures to interest rate and equity market movements, foreign exchange rates and other asset or liability prices. JFI uses derivative instruments to mitigate or reduce these risks in accordance with established policies and goals. JFI's derivative holdings, while effective in managing defined risks, are not structured to meet accounting requirements to be designated as hedging instruments. As a result, freestanding derivatives are carried at fair value with changes each period recorded in net gains or losses on derivatives and investments.

Earnings per Share (EPS) - Basic earnings per share is calculated by dividing net income (loss) attributable to JFI common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net income (loss) attributable to JFI common shareholders, by the weighted-average number of shares of common stock outstanding for the period, plus shares representing the dilutive effect of share-based awards.

Fixed Annuity (FA) - An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time.

Fixed Index Annuity (FIA) - An annuity with an ability to share in the upside from certain financial markets such as equity indices and provides downside protection.

Guaranteed Minimum Accumulation Benefit (GMAB) – An add-on benefit (enhanced benefits available for an additional cost) which entitles an owner to a minimum payment, typically in lump-sum, after a set period of time, typically referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying account value.

Guaranteed Minimum Death Benefit (GMDB) - An add-on benefit (enhanced benefits available for an additional cost) that guarantees an owner's beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying account value, upon the death of the owner.

Guaranteed Minimum Income Benefit (GMIB) - An add-on benefit (available for an additional cost) where an owner is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the payment stream resulting from current annuitization of the underlying account value.

Guaranteed Minimum Withdrawal Benefit (GMWB) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the owner could be greater than the underlying account value.

Guaranteed Minimum Withdrawal Benefit for Life (GMWB for Life) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw the guaranteed annual withdrawal amount each year, for the duration of the policyholder's life, regardless of account performance.

LDTI – Accounting Standards Update 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts”, effective January 1, 2023, with a transition date of January 1, 2021.

Net Amount at Risk (NAR) – The greater of Death Benefit NAR (DBNAR) and Living Benefit NAR (LBNAR), as applicable, where DBNAR is the GMDB benefit base in excess of the account value, and the LBNAR is the actuarial present value of guaranteed living benefits in excess of the account value.

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Glossary

Net Flows - The net change in customer account balances during a period, including gross premiums, surrenders, withdrawals and benefits. Net flows exclude investment performance, interest credited to customer accounts and policy charges.

Registered Index-Linked Annuity (RILA) – A registered index-linked annuity, which offers market index-linked investment options, subject to a cap, and offers a variety of guarantees designed to modify or limit losses.

Return of Premium (ROP) Death Benefit - This death benefit pays the greater of the account value at the time of a claim following the owner's death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the Mortality and Expense fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Risk Based Capital (RBC) – Statutory minimum level of capital that is required by regulators for an insurer to support its operations.

Segment - Retail Annuities

JFI's Retail Annuities segment offers a variety of retirement income and savings products through its diverse suite of products, consisting primarily of variable annuities, fixed index annuities, fixed annuities, payout annuities and registered index-linked annuities (“RILA”). These products are distributed through various wirehouses, insurance brokers and independent broker-dealers, as well as through banks and financial institutions, primarily to high-net-worth investors and the mass and affluent markets.

The financial results of the variable annuity business within the Company’s Retail Annuities segment are largely dependent on the performance of the contract holder account value, which impacts both the level of fees collected and the benefits paid to the contract holder. The financial results of the Company’s fixed annuities, including the fixed option on variable annuities, RILA and fixed index annuities, are largely dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited to contract holders.

Segment - Institutional Products

JFI's Institutional Products consist of traditional guaranteed investment contracts (“GICs”), funding agreements (including agreements issued in conjunction with JFI's participation in the U.S. Federal Home Loan Bank (“FHLB”) program) and Medium-Term Note funding agreements. JFI's GIC products are marketed to defined contribution pension and profit-sharing retirement plans. Funding agreements are marketed to institutional investors, including corporate cash accounts and securities lending funds, as well as money market funds, and are issued to the FHLB in connection with its program.

The financial results of JFI's Institutional Products business are primarily dependent on Company’s ability to earn a spread between earned investment rates on general account assets and the interest credited on GICs and funding agreements.

Segment - Closed Life and Annuity Blocks

JFI’s Closed Life and Annuity Blocks segment is primarily composed of blocks of business that have been acquired since 2004. The segment includes various protection products, primarily whole life, universal life, variable universal life, and term life insurance products as well as fixed, fixed index, and payout annuities. The Closed Life and Annuity Blocks segment also includes a block of group payout annuities that we assumed from John Hancock Life Insurance Company (USA) and John Hancock Life Insurance Company of New York through reinsurance transactions in 2018 and 2019, respectively. The Company historically offered traditional and interest-sensitive life insurance products but discontinued new sales of life insurance products in 2012, as we believe opportunistically acquiring mature blocks of life insurance policies is a more efficient means of diversifying our in-force business than selling new life insurance products.

The profitability of JFI's Closed Life and Annuity Blocks segment is largely driven by its historical ability to appropriately price its products and purchase appropriately priced blocks of business, as realized through underwriting, expense and net gains (losses) on derivatives and investments, and the ability to earn an assumed rate of return on the assets supporting that business.

Variable Annuity (VA) - An annuity that offers tax-deferred investment into a range of asset classes and a variable return, which offers insurance features related to potential future income payments.

31